UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2024
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2230 Bandmate Way
Raleigh, NC 27607
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
On February 28, 2024, Bandwidth Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2024, the Company entered into a Second Amendment to Employment Agreement (the “Amendment”) with David Morken, the Company’s Chief Executive Officer, to amend the terms of his employment agreement, dated January 1, 2015 (as amended, the “Morken Agreement”), with the Company.
Under the Amendment:
a.In the event of a termination of Mr. Morken’s employment by the Company without “cause”, or his resignation of employment for “good reason” (as such terms are defined in the Morken Agreement) (a “Qualifying Termination”), and subject to his timely execution and non-revocation of a general release of claims, Mr. Morken will be also be entitled to receive a lump sum amount equal to eighteen (18) months of premiums for the term life insurance coverage the Company has in effect for him as of the date of his termination.
b.If a Qualifying Termination occurs within twelve (12) months following a “change in control” or Mr. Morken terminates his employment for any reason within twelve (12) months following an “unapproved change in control,” (as described in the Morken Agreement), then in lieu of any other severance payments and benefits, Mr. Morken will be entitled to three hundred percent (300%) of his prior year’s base salary and bonus compensation (determined based on the achievement of target performance levels for the year of termination), plus a healthcare stipend, grossed up for taxes, in an amount sufficient to facilitate his purchase of healthcare coverage for a period of thirty-six (36) months, plus a lump sum amount equal to thirty (36) months of premiums for the term life insurance coverage the Company has in effect for him as of the date of his termination.
c.The provisions related to a bonus upon an initial public offering and a bonus upon certain liquidity events were removed.
The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an Exhibit to the Company’s Annual Report on Form 10-K with respect to the year ended December 31, 2023, to be filed with the Securities and Exchange Commission on or about February 28, 2024, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Bandwidth Inc. press release, dated February 28, 2024
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: February 28, 2024	By:	/s/ Daryl E. Raiford
	Name:	Daryl E. Raiford
	Title:	Chief Financial Officer